UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2006

LINCOLN BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Codes of By-laws of Lincoln Bancorp (the “Company”) and its wholly owned subsidiary Lincoln Bank (the “Bank”) provide that a director may not serve beyond the Annual Meeting of Shareholders immediately following the date on which the director turns age 70. John C. Milholland has served as a director of the Company since 1998 and as a director of the Bank since 1988. John L. Wyatt has served as a director of the Company since 1998 and as a director of the Bank since 1992. Messrs. Milholland and Wyatt both will turn age 70 before the 2007 Annual Meetings of Shareholders, and, therefore, they will retire as directors of the Company and the Bank effective as of the close of the Company’s and Bank’s 2007 Annual Shareholder Meetings. At a meeting of the Bank’s Board of Directors on August 15, 2006, Messrs. Milholland and Wyatt were appointed to serve as Directors Emeritus of the Bank for one-year following their retirement in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 18, 2006	LINCOLN BANCORP

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer

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